UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 5, 2014

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 5, 2014 (the “Effective Date”), Lexmark International, Inc., a Delaware corporation (the "Company"), entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement dated January 18, 2012 (the “Facility”) by and among the Company, as Borrower, Perceptive Software, LLC, as Subsidiary Guarantor, JPMorgan Chase, N.A., as Administrative Agent, and each financial institution signatory thereto. Among other things, the Amendment (i) increases the amount of the Facility to $500 million and, under certain circumstances, the Company may increase the aggregate amount available under the Facility to a maximum of $650 million and (ii) extends the maturity date under the Facility to February 5, 2019.

As of the Effective Date, there are no loans or letters of credit outstanding under the Facility. The foregoing summary of the terms of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 1 to Credit Agreement, dated as of February 5, 2014, by and among Lexmark International, Inc., as Borrower, Perceptive Software, LLC, as Subsidiary Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

February 6, 2014	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Amendment No. 1 to Credit Agreement, dated as of February 5, 2014, by and among Lexmark International, Inc., as Borrower, Perceptive Software, LLC, as Subsidiary Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.